                              POWER OF ATTORNEY


        WHEREAS, Compass Bancshares, Inc. (the "Company") proposes to file a registration statement and amendments thereto under the Securities Act of 1933 with respect to the issuance of preferred securities of a special purpose subsidiary or subsidiaries and the related guarantee and issuance of debt instruments of the Company in the aggregate principal amount of $100 million.

        NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the Company individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of D. Paul Jones, Jr., Garrett R. Hegel, Jerry W. Powell and Daniel B. Graves their true and lawful attorney-in-fact for each of them and in each of their names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statement, including prospectuses, and any appropriate amendments thereto, to be accompanied by any necessary exhibits.

        The Company hereby authorizes said persons or any one of them to execute said registration statement and amendments thereto on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

        The undersigned directors and officers of the Company hereby authorize said persons or any one of them to sign said registration statement on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement by appropriate amendment or amendments and to file the same as aforesaid, hereby giving and granting to said attorneys full power and authority to do so and perform all and every act and thing whatsoever requisite and necessary to complete the foregoing, hereby ratifying and confirming all that said attorneys may or shall do, or cause to be done, by virtue hereof.

        Dated as of December 27, 1996.




                                        /s/ D. Paul Jones, Jr.
                                        -------------------------------------
                                        D. Paul Jones, Jr.



                                        /s/ Michael A. Bean
                                        -------------------------------------
                                        Michael A. Bean



                                        /s/ Garrett R. Hegel
                                        -------------------------------------
                                        Garrett R. Hegel
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                                        /s/ Charles W. Daniel
                                        -------------------------------------
                                        Charles W. Daniel

                                        /s/ William Eugene Davenport
                                        -------------------------------------
                                        William Eugene Davenport

                                        /s/ Marshall Durbin, Jr.
                                        -------------------------------------
                                        Marshall Durbin, Jr.

                                        /s/ Tranum Fitzpatrick
                                        -------------------------------------
                                        Tranum Fitzpatrick

                                        /s/ George W. Hansberry, M.D.
                                        -------------------------------------
                                        George W. Hansberry, M.D.

                                        /s/ John S. Stein
                                        -------------------------------------
                                        John S. Stein

                                        /s/ Robert J. Wright
                                        -------------------------------------
                                        Robert J. Wright







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